UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
Common Stock
(2)	Aggregate number of securities to which transaction applies:
107,607,817 shares of common stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Pre-transaction share price: $.0012
(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.
200 Barr Harbor Drive, Suite 400
West Conshohocken, PA 19428

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of Environmental Infrastructure Holdings Corp., a Delaware corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Certificate of Incorporation to conduct a reverse stock split of the outstanding common shares of the Company, par value $0.0001 per share, by a ratio of Two Hundred to One (200:1)  (the “Split”) to be effective on or around February 1, 2012 or when regulatory approval is obtained if before then.  The Split will not change the total number of common shares authorized nor will it change the par value of the common shares.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  Under the Delaware General Corporation Law and our by-laws, stockholder action may be taken by written consent without a meeting of stockholders.  The affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary to approve the Split.  Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Split will not be affected until at least 20 calendar days following the mailing of the accompanying Information Statement to our stockholders.

Your consent to the Split is not required and is not being solicited.  The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the Split by less than the unanimous written consent of our stockholders.

By Order of the Board,

/s/: Michael D. Parrish
West Conshohocken, PA	Michael D. Parrish,
January 5, 2012	Chairman of the Board

ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.
200 Barr Harbor Drive, Suite 400
West Conshohocken, PA 19428

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT JANUARY 10, 2012
TO STOCKHOLDERS OF RECORD ON JANUARY 3, 2012.

Environmental Infrastructure Holdings Corp., a Delaware corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our board of directors (the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to our Certificate of Incorporation to reverse split the outstanding common shares of the Company, par value $0.0001 per share, by a ratio of Two Hundred to One (200:1) to be effective on or around February 1, 2012.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Under Section 242 of the Delaware General Corporation Law, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Amendment.  As of January 3, 2012, the record date for the written consent (the “Record Date”), 102,763,373 shares of Common Stock were issued and outstanding.  Each share of Common Stock entitles the holder thereof to one vote on the Amendment.  As of the Record Date 4,007,625 shares of Series A Preferred Shares were issued and outstanding. Each share of Series A Preferred Stock entitles the holder thereof to Fifty (50) votes of Common Stock. The holders of 4,007,625 shares of Preferred Stock, and representing more than a majority of the shares of Common Stock entitled to vote on the Amendment, executed the Written Consent and Action of Stockholders in Lieu of a Meeting.  The Delaware General Corporation Law does not provide for dissenter’s rights with respect to the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 3, 2012, with respect to the beneficial ownership of the 36,847,293 outstanding shares of the Company’s Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company’s officers and directors; and (iii) the Company's officers and directors as a group.  A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

		Percentage of
Identity of Shareholder	Number of Shares	Beneficial Ownership (1)

*Michael D Parrish, Chairman, President and CEO	23,391,160	21.73%
31 Fox Ridge Drive
Malvern , PA 19355

*Kurt M. Given, Director and Secretary/Treasurer	12,893,506	11.98%
2230 Locust Drive
Lansdale, PA 19446

James K. Weber, Director	562,627	0.52%
114 N. Clinton Avenue
Bay Shore, NY 11706
_____________________
All Officers and Directors as	36,847,293	34.24%
A Group (3 Persons)

(*)	Michael Parrish and Kurt Given own 2,862,595 and 1,145,030 shares of the Series A Preferred Stock, which are all of the outstanding shares of said class of stock.

(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

Entity and Organization

EIHC Merger Co., was formed on November 5, 2009 as a wholly owned subsidiary of XIOM. On December 7, 2009 XIOM and EIHC Merger Co., executed an Agreement and Plan of Merger (the “Plan”) pursuant to Section 251(g) of the Delaware General Corporation Law. Pursuant to the Plan, XIOM was repositioned as a wholly owned subsidiary of EIHC Merger Co.  EIHC Merger Co., then changed its name to Environmental Infrastructure Holdings Corp. (“EIHC” or the “Company”).

The Company is the successor issuer of XIOM for purposes of the Securities Act of 1933, as amended, and the filings made by XIOM thereunder. Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Company is the successor issuer of XIOM with respect to XIOM Common Shares, which were registered pursuant to Section 12(g) of the Act. Pursuant to such rule, the Company Common Shares may be deemed to be registered pursuant to Section 12(g) of the Act.

On December 7, 2009, EIHC acquired Equisol, LLC (“Equisol”), a Pennsylvania limited liability company established on April 25, 2003.  EIHC issued 18,563,693 shares to the owners of Equisol and committed to issue 8,084,942 additional shares so that the former owners of Equisol would own 40% of the fully diluted shares of EIHC.  Because outstanding shares were 24,372,407 at the time of the acquisition, the sellers received the equivalent of 52% of the outstanding shares of EIHC.  In addition, most of the board members and management of EIHC resigned at the time of the acquisition.  Accordingly, the acquisition was accounted for as a reverse merger of EIHC into Equisol.  Results of operations prior to the merger presented in these unaudited consolidated financial statements are those of Equisol. Equisol’s equity prior to the merger has been retroactively restated for the equivalent number of shares received in the merger.  As part of the merger agreement, Equisol spun off to its members a wholly-owned subsidiary as of December 7, 2009.  Also, in connection with the merger, the Company’s fiscal year end was changed from September 30 to December 31.

Approval of the Amendment

As of the Record Date, our Board recommended, and the holders of a majority of our outstanding Common Stock approved the Amendment to our Certificate of Incorporation, which will reverse split the outstanding common shares of the Company, par value $0.0001 per share, by a ratio of Two Hundred to One (200:1)  (the “Split”) to be effective on or around February 1, 2012 or when regulatory approval is obtained if it is before then.  The Split will not change the total number of common shares authorized nor will it change the par value of the common shares.  The Split is affected by the Amendment, in the form annexed to this Information Statement as Appendix A, with the Secretary of State of the State of Delaware.  The Amendment will be filed immediately with an effective date for the Split to be on or around February 1, 2012.

Current Capitalization

Currently, we are authorized to issue up to 125,000,000 shares of Common Stock, of which 107,607,817 shares were issued and outstanding as of the Record Date, and we have 25,000,000 shares of Preferred Stock authorized and 4,007,625 issued and outstanding.

Reasons for Reverse Stock Split

The Board believes it is in the Company’s best interest to conduct the Split for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. The Split will increase the authorized shares available for issuance, which has been determined by the Board to provide for a sufficient amount of Common Stock to support its expansion and future financing activities, if any.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights.  We currently have no plans, commitments or arrangements to issue the additional available authorized shares other than shares underlying existing obligations under the Purchase Agreement or pursuant to the terms of equity compensation arrangements.

The Split and the issuance of authorized shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders.  Shares of authorized and unissued Common Stock and Preferred Stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely.  For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid.  Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.  The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.  Other than the transactions effectuated pursuant to the Acquisition, the Board is not aware of any other plan or arrangement to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

When the Board deems it to be in the best interest of the Company and stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation or the rules of any stock exchange on which the shares of Common Stock may then be listed.  The Board will have discretion and be able, at its sole discretion, to designate the rights, preferences, privileges and terms of the Preferred Stock.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing us at:  200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428, Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given orally by telephoning our offices at (866) 629-7646 or by mail to our address at 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428, Attn: Corporate Secretary.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

/s/: Michael D. Parrish
West Conshohocken, PA	Michael D. Parrish,
January 5, 2012	Chairman of the Board

Appendix A

Amendment to Certificate of Incorporation

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION of

ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.
Pursuant to § 242 of the General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST:                                That at a meeting of the Board of Directors of Environmental Infrastructure Holdings Corp. (the “Corporation”), the following resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Company that Article FOURTH of the Certificate of Incorporation be amended to read in its entirety as follows:

“FOURTH:                      The total number of shares which the Company shall have the authority to issue is 150,000,000, of which 125,000,000 shares are designated as Common Stock, with a par value of $0.0001 per share, and 25,000,000 shares are designated as preferred stock, par value $0.0001 per share. Effective February 1, 2012, the Company executed a 200:1 reverse stock split of issued and outstanding shares. The total authorized shares of common stock were not effected.

The rights, preferences, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

Section 1.                      Designation, Amount and Par Value. The Series of preferred stock shall be designated as the Company’s Series A Preferred Stock, and the number of shares so designated shall be up to Twenty-Five Million (25,000,000), which shall not be subject to increase without the consent of the Holder(s) of the Series A Preferred Stock (the “Holder(s)”). Each share of Series A Preferred Stock shall have a par value of One-Hundredth of One Cent ($0.0001) per share.  The stated value of the Series A Preferred Shares shall be Twelve-Hundredths of One Cent ($0.0012).

Section 2.                      Dividends. The holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive non-cumulative dividends in preference to any dividend on the Common Stock.  The total of any and all dividends to be issued shall be pooled. Seventy-Five Percent (75%) of such pool shall be issued as a dividend to the Holders on a per share basis.  The remaining Twenty-Five Percent (25%) of the pool shall be issued as a dividend to the holders of the Common Stock according to the Company’s Bylaws, as amended.

Section 3.                      Voting Rights.

Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of the Series A Preferred Stock:

(i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

(ii) shall have such other voting rights as are specified in the Articles of Incorporation or as otherwise provided by Delaware law; and

(iii) shall be entitled to receive notice of any stockholders' meeting in accordance with the Articles of Incorporation and By-laws of the Company.

For purposes of the voting rights set forth in this Section 3, each share of Series A Preferred Stock shall have a voting right equivalent to Fifty (50) votes of Common Stock.

Section 4.                      Restrictions. Any sale, transfer, exchange, distribution or other conveyance whether with or without consideration (the “Transfer”) may only be conducted with Thirty (30) days prior notice and the consent of all other Holders of the Series A Preferred Stock, which consent may be withheld for any and all reasons.  Any Transfer conducted with the consent of all Holders of the Series A Preferred Stock, will result in a conversion at a rate of One (1) share of Series A Preferred Stock equaling Two (2) shares of Common Stock.  Any Transfer conducted without the consent of all Holders of the Series A Preferred Stock, will result in a conversion at a rate of One (1) share of Series A Preferred Stock equaling One (1) share of Common Stock.

Section 5.                      Liquidation, Dissolution or Winding Up.

(a) In the event of any liquidation or winding up of the Company, the Holder of the Series A Preferred Stock shall be issued Two (2) shares of Common Stock for every share of Series A Preferred Stock on liquidation prior to the conversion.

(b) A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

Section 6.                      Poison Pill. In the event that Two (2) or more shareholders who combined own more than Twenty Percent (20%) of the outstanding Common Stock enter into an agreement, arrangement, or understanding (not including solicitation of revocable proxies) for the purpose of acquiring, holding, voting, or the disposing of any voting securities of the Company, then the Holders of Series A Preferred Stock as a class shall be issued Two (2) shares of Common Stock for every share of Common Stock outstanding. ”

SECOND:                           That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                               That the aforesaid amendment was duly adopted with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Michael D. Parrish, this 4 Day of January A.D. 2012

/s/: Michael D. Parrish
Michael D. Parrish
Authorized Officer